EXHIBIT 10.22

                             SUBORDINATION AGREEMENT

         This Subordination Agreement (this "Agreement"), dated as of May 12, 2008, is between, on the one hand, each undersigned holder (each a "Holder" and collectively the "Holders") of Senior Unsecured Convertible Promissory Debentures issued pursuant to that certain Securities Purchase Agreement dated May 12, 2008 (each a "Debenture" and collectively the "Debentures") issued by SPARE BACKUP, INC. ("Company"), and, on the other hand, GIMMEL PARTNERS, LP, ("Gimmel"), a lender to Company pursuant to that certain Loan and Security Agreement, dated November 14, 2007 (all obligations of payment and performance due or to become due thereunder, as the same may be amended from time to time, are the "Gimmel Obligations").

                                    Recitals

         A. The Gimmel Obligatons are not secured by any property or assets of the Company.

         B. In order to induce the Holders to purchase the Debentures, Gimmel is willing to subordinate all of the Gimmel Obligations, whether presently existing or arising in the future (the "Subordinated Debt") to all of the Company's indebtedness and obligations to the Holders.

         NOW, THEREFORE, THE PARTIES AGREE AS FOLLOWS:

         1. Gimmel subordinates to the Holders any security interest or lien that it may have in any property of the Company.

         2. All Subordinated Debt is subordinated in right of payment to all obligations of the Company to the Holders now existing or hereafter arising, together with all costs of collecting such obligations (including attorneys' fees), including, without limitation, all interest accruing after the commencement by or against the Company of any bankruptcy, reorganization or similar proceeding, and all obligations under the Debentures (the "Senior Debt").

         3. Gimmel will not demand or receive from the Company (and the Company will not pay to Gimmel) all or any part of the Subordinated Debt, by way of payment, prepayment, setoff, lawsuit or otherwise, nor will Gimmel exercise any remedy with respect to any collateral, nor will Gimmel commence, or cause to commence, prosecute or participate in any administrative, legal or equitable action against the Company in its capacity as a holder of the Subordinated Debt, for so long as any portion of the Senior Debt remains outstanding, provided however, that Gimmel shall be permitted to accelerate the maturity of the Subordinated Debt, so long as the Senior Debt is paid and satisfied in full prior to any payment on the Subordinated Debt. Nothing in this Agreement shall prohibit Gimmel from converting all or any part of the Subordinated Debt into equity securities of the Company.

         4. Gimmel shall promptly deliver to the Holders in the form received (except for endorsement or assignment by Gimmel where required by the Holders) for application to the

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Senior Debt any payment, distribution, security or proceeds received by Gimmel with respect to the Subordinated Debt other than (a) in accordance with this Agreement or (b) shares of [common stock of the Company issued upon conversion of the Subordinated Debt or exercise of the related warrants].

         5. In the event of the Company's insolvency, reorganization or any case or proceeding under any bankruptcy or insolvency law or laws relating to the relief of debtors, these provisions shall remain in full force and effect, and the Holders' claims against the Company and the estate of the Company shall be paid in full before any payment is made to Gimmel.

         6. For so long as any of the Senior Debt remains unpaid, Gimmel irrevocably appoints ________________, ("Holder's Representative"), as Gimmel's attorney-in-fact, and grants to the Holders' Representative a power of attorney with full power of substitution, in the name of Gimmel or in the name of the Holders, for the use and benefit of the Holders, without notice to Gimmel, to perform at Holders' option the following acts in any bankruptcy, insolvency or similar proceeding involving the Company:

                  (i) To file the appropriate claim or claims in respect of the Subordinated Debt on behalf of Gimmel if Gimmel does not do so prior to 30 days before the expiration of the time to file claims in such proceeding and if the Holders elect, in their sole discretion, to file such claim or claims; and

                  (ii) To accept or reject any plan of reorganization or arrangement on behalf of Gimmel and to otherwise vote Gimmel's claims in respect of any Subordinated Debt in any manner that the Holders deem appropriate for the enforcement of their rights hereunder.

         7. Gimmel shall immediately affix a legend to the instruments evidencing the Subordinated Debt stating that the instruments are subject to the terms of this Agreement. No amendment of the documents evidencing or relating to the Subordinated Debt shall directly or indirectly modify the provisions of this Agreement in any manner which might terminate or impair the subordination of the Subordinated Debt or the subordination of the security interest or lien that Gimmel may have in any property of the Company. By way of example, such instruments shall not be amended to (i) increase the rate of interest with respect to the Subordinated Debt, or (ii) accelerate the payment of the principal or interest or any other portion of the Subordinated Debt.

         8. This Agreement shall remain effective for so long as the Company owes any amounts to the Holders under the Debentures or otherwise. If, at any time after payment in full of the Senior Debt any payments of the Senior Debt must be disgorged by the Holders for any reason (including, without limitation, the bankruptcy of the Company), this Agreement and the relative rights and priorities set forth herein shall be reinstated as to all such disgorged payments as though such payments had not been made and Gimmel shall immediately pay over to the Holders all payments received with respect to the Subordinated Debt to the extent that such payments would have been prohibited hereunder. At any time and from time to time, without notice to Gimmel, the Holders may take such actions with respect to the Senior Debt as the Holders, in their sole discretion, may deem appropriate, including, without limitation, increasing the principal amount, extending the time of payment, increasing applicable interest

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rates, renewing, compromising or otherwise amending the terms of any documents affecting the Senior Debt and any collateral securing the Senior Debt, and enforcing or failing to enforce any rights against the Company or any other person. No such action or inaction shall impair or otherwise affect the Holders' rights hereunder. Gimmel waives the benefits, if any, of Civil Code Sections 2809, 2810, 2819, 2845, 2847, 2848, 2849, 2850, 2899 and 3433.

         9. This Agreement shall bind any successors or assignees of Gimmel and shall benefit any successors or assigns of the Holders. This Agreement is solely for the benefit of Gimmel and the Holders and not for the benefit of the Company or any other party. Gimmel further agrees that if the Company is in the process of refinancing a portion of the Senior Debt with a new lender, and if the Holders make a request of Gimmel, Gimmel shall agree to enter into a new subordination agreement with the new lender on substantially the terms and conditions of this Agreement.

         10. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

         11. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without giving effect to conflicts of laws principles. Jurisdiction shall lie in the State of California. THE UNDERSIGNED ACKNOWLEDGE THAT THE RIGHT TO TRIAL BY JURY IS A CONSTITUTIONAL ONE, BUT THAT IT MAY BE WAIVED UNDER CERTAIN CIRCUMSTANCES. TO THE EXTENT PERMITTED BY LAW, EACH PARTY, AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER CHOICE, KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, WAIVES ANY RIGHT TO TRIAL BY JURY IN THE EVENT OF LITIGATION ARISING OUT OF OR RELATED TO THIS AGREEMENT OR ANY OTHER DOCUMENT, INSTRUMENT OR AGREEMENT BETWEEN THE UNDERSIGNED PARTIES.

         12. JUDICIAL REFERENCE PROVISION.

                  (a) In the event the Jury Trial Waiver set forth above is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

                  (b) With the exception of the items specified in clause (c), below, any controversy, dispute or claim (each, a "Claim") between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the "Loan Documents"), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure ("CCP"), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the Superior Court in the County where the real property involved in the action, if any, is located or in a County where venue is otherwise appropriate under applicable law (the "Court").

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                  (c) The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This Agreement does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this Agreement.

                  (d) The referee shall be a retired Judge or Justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted.

                  (e) The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

                  (f) The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party's failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to "priority" in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

                  (g) Except as expressly set forth in this Agreement, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee's power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

                  (h) The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence

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applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP ss. 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

                  (i) If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or Justice, in accordance with the California Arbitration Act ss.1280 through ss.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

                  (j) THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

         13. This Agreement represents the entire agreement with respect to the subject matter hereof, and supersedes all prior negotiations, agreements and commitments. Gimmel is not relying on any representations by the Holders or the Company in entering into this Agreement, and Gimmel has kept and will continue to keep itself fully apprised of the financial and other condition of the Company. This Agreement may be amended only by written instrument signed by Gimmel and the Holders.


         14. In the event of any legal action to enforce the rights of a party under this Agreement, the party prevailing in such action shall be entitled, in addition to such other relief as may be granted, all reasonable costs and expenses, including reasonable attorneys' fees, incurred in such action.

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         IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first above written.

                                        "Gimmel"

                                        GIMMEL PARTNERS, LP


                                        By:    _________________________________

                                        Name:  _________________________________

                                        Title: _________________________________


                                        "Holders"

                                        _________________________________



                                        By:    _________________________________
                                                          (Signature)

                                        Name:  _________________________________

                                        Title: _________________________________



                    SIGNATURE PAGE TO SUBORDINATION AGREEMENT

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The undersigned approves of the terms of this Agreement.

                                        "The Company"

                                        SPARE BACKUP, INC.


                                        By:    _________________________________

                                        Name:  Cery Perle

                                        Title: CEO



                    SIGNATURE PAGE TO SUBORDINATION AGREEMENT

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